UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 6, 2006

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road

Chelmsford, MA 01824

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 250-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01: Completion of Acquisition or Disposition of Assets

On September 6, 2006, Sycamore Networks, Inc. ("Sycamore"), through its wholly-owned subsidiary, Bach Group LLC ("Bach"), a Delaware limited liability company, completed its acquisition of Allen Organ Company, a Pennsylvania corporation ("Allen Organ"), and its wholly owned subsidiary, Eastern Research, Inc., a New Jersey corporation ("Eastern Research"), through a merger of Allen Organ with and into Bach (the "Merger") pursuant to an Agreement and Plan of Merger dated as of April 12, 2006 and amended and restated as of August 3, 2006 (the "Merger Agreement") by and among Sycamore, Allen Organ, MusicCo, LLC ("MusicCo"), a Pennsylvania limited liability company and wholly-owned subsidiary of Allen Organ, LandCo Real Estate, LLC ("LandCo"), a Pennsylvania limited liability company and wholly-owned subsidiary of Allen Organ, AOC Acquisition, Inc. ("Purchaser") and the representative of the holders of capital stock of Allen Organ. A copy of the Merger Agreement, as amended and restated, was filed as Exhibit 2.1 to Sycamore's Current Report on Form 8-K dated August 3, 2006 and is incorporated herein by reference. Eastern Research is an innovative provider of network access solutions for wireline, wireless and private network operators. Sycamore intends to continue to generally use the assets of Eastern Research for these purposes.

Pursuant to the Merger Agreement and as a result of the Merger, each share of Allen Organ Class A common stock and each share of Allen Organ Class B common stock outstanting at the effective time of the Merger was converted into the right to receive approximately $65.11, in cash. The conversion ratio was determined through arms' length negotitations. Immediately prior to the Merger, the minority shareholders of Eastern Research received approximately $1.01, in cash, for each share of Eastern Research common stock they owned in a separate merger with another indirect subsidiary of Allen Organ. In addition, upon the completion of the Merger, Sycamore assumed certain options to purchase shares of Eastern Research common stock held by the optionees of Eastern Research and each option to purchase Eastern Research common stock was converted into an option to purchase approximately .27 of a share of Sycamore common stock.

$19 million of the consideration otherwise payable to Allen Organ shareholders was placed in an escrow account pursuant to an Escrow Agreement dated as of April 12, 2006 and amended and restated as of August 3, 2006 between Sycamore, Wilmington Trust Company, and the representative of the holders of capital stock of Allen Organ and, if not needed to fund the shareholders' indemnification obligations under the Merger Agreement, will be released at certain future times. A copy of the Escrow Agreement, as amended and restated, was filed as Exhibit 2.3 to Sycamore's Current Report on Form 8-K dated August 3, 2006 and is incorporated herein by reference.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements. A copy of the press release issued by Sycamore on September 6, 2006 concerning the transactions is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01: Financial Statements and Exhibits

(c)	Exhibits.

Exhibit

Number	Description

2.1

Agreement and Plan of Merger, dated April 12, 2006, by and among Sycamore Networks, Inc., Bach Group LLC, Allen Organ Company, MusicCo, LLC, LandCo Real Estate, LLC, AOC Acquisition, Inc. and the Representative of the Holders of Capital Stock of Allen Organ Company (previously filed with the Securities and Exchange Commission on August 3, 2006 as an exhibit to the Registrant's Current Report on Form 8-K, and incorporated herein by reference).

2.2

Escrow Agreement, dated April 12, 2006, by and among Sycamore Networks, Inc., Steven A. Markowitz as agent and attorney-in-fact for the Company Shareholders of Allen Organ Company and Wilmington Trust Company, as escrow agent (previously filed with the Securities and Exchange Commission on August 3, 2006 as an exhibit to the Registrant's Current Report on Form 8-K, and incorporated herein by reference).

99.1	Press Release issued by Sycamore Networks, Inc. dated September 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

By:	/s/ Daniel E. Smith
Daniel E. Smith
President and Chief Executive Officer
(Duly Authorized Officer)

Dated: September 6, 2006